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                                                                     EXHIBIT 4.6

                                LETTER AGREEMENT

                          201 Main Street, Suite 3100
                            Fort Worth, Texas 76102

                                October 19, 2000

Lone Star Technologies, Inc.
15660 N. Dallas Parkway, Suite 500
Dallas, TX 75248
Attention: Mr. Robert F. Spears
Vice President, General Counsel and Secretary

Gentlemen:

    Lone Star Technologies, Inc. has offered to include Alpine Capital, L.P. as a selling stockholder in Lone Star's Registration Statement on Form S-3 to enable Alpine Capital to sell up to 1,000,000 shares of Lone Star common stock under such Registration Statement.

    In consideration of Lone Star's inclusion of Alpine Capital's common stock in the Registration Statement, each of Alpine Capital, Keystone, Inc. and The Anne T. and Robert M. Bass Foundation hereby agrees to execute a lock-up agreement, if requested by Lone Star or the underwriters, in connection with any offering of common stock (or securities convertible into common stock) by Lone Star under the Registration Statement so long as such stockholders continue to hold in the aggregate greater than 5% of the outstanding common stock of Lone Star. Any such lock-up agreement will be on customary terms and will be for a period of time ending no more than 90 days after the closing of each offering of such securities under the Registration Statement.


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                                                       Sincerely yours,

                                                       ALPINE CAPITAL, L.P.

                                                       By:       Algenpar, Inc., General Partner

                                                       By:            /s/ J. Taylor Crandall
                                                            -----------------------------------------
                                                                  J. Taylor Crandall, President

                                                       KEYSTONE, INC.

                                                       By:            /s/ J. Taylor Crandall
                                                            -----------------------------------------
                                                              J. Taylor Crandall, Vice President and
                                                                     Chief Operating Officer

                                                       THE ANNE T. AND ROBERT M. BASS FOUNDATION

                                                       By:            /s/ J. Taylor Crandall
                                                            -----------------------------------------
                                                                  J. Taylor Crandall, Treasurer
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